Exhibit 99.1

Inseego Reports Fourth Quarter 2016 Financial Results
SaaS, Software and Services Revenues Increased by 18.3% Year-Over-Year for the Fourth Quarter
Subscribers for Ctrack™ IoT Telematics Solutions Grew by 20.7% Year-Over-Year for the Fourth Quarter
Inseego Awaits Regulatory Approval from CFIUS to Close Pending Sale of MiFi® Mobile Broadband Business
SAN DIEGO—March 9, 2017—Inseego Corp. (Nasdaq: INSG) (the “Company”), a leading provider of solutions for the Internet of Things (“IoT”), including software-as-a-service (“SaaS”) solutions, announced financial results for the fourth quarter ended December 31, 2016.
“Our fourth quarter business performance once again demonstrates the financial and market strength of our portfolio of SaaS, software and services solutions for the Internet of Things. Our overall subscriber base for our comprehensive IoT solutions increased to 620,000 total subscribers, driven by 20.7% year-over-year growth in subscribers of our Ctrack telematics offerings,” said Sue Swenson, Chair and CEO of Inseego. “We continue to set company records for our high-margin SaaS, software and services revenues, with 18.3% year-over-year growth in these recurring revenues in the fourth quarter. I am pleased that we are already achieving so many of our strategic goals, while we await regulatory approval from CFIUS to close the pending sale of our MiFi mobile broadband business, which will complete our transformation into a pure-play IoT solutions provider.”
Fourth Quarter 2016 Financial Highlights
The Company announced the following U.S. GAAP (“GAAP”) financial results for the fourth quarter of 2016:

•
Revenue decreased by 14.0% to $52.9 million in the fourth quarter of 2016, compared to $61.5 million in the fourth quarter of 2015. Revenue from the Company’s Ctrack™ products, which include a mix of hardware and SaaS, software and services sold as a bundled telematics solution, were greater than the midpoint of the Company’s fourth quarter guidance range, growing by 1.8% to $16.9 million in the fourth quarter of 2016, from $16.6 million in the fourth quarter of 2015. The Company’s overall revenue decrease was driven by reduced standalone hardware sales, particularly from the Company’s MiFi mobile broadband business, which is subject to a pending divestiture transaction to T.C.L. Industries Holdings (H.K.) Limited and Jade Ocean Global Limited.

•
Revenue from SaaS, software and services increased by 18.3% to $14.9 million in the fourth quarter of 2016, from $12.6 million in the fourth quarter of 2015, as the Company continued its focus on IoT SaaS, software and services solutions, including its Ctrack telematics solutions. Revenue from SaaS, software and services increased to a record 28.2% of the Company’s total revenue in the fourth quarter of 2016, compared to 20.5% of total revenue in the fourth quarter of 2015.

•
Revenue from hardware products was $38.0 million in the fourth quarter of 2016, a decrease of 22.3% from $48.9 million in the fourth quarter of 2015. Sales of the Company’s MiFi mobile broadband products in the fourth quarter of 2016 were lower than the Company expected, primarily as a result of the delayed launch of the Company’s new Verizon Jetpack® Mobile Hotspot MiFi 7730L, which occurred in January 2017 rather than in the fourth quarter of 2016 as had been planned. In addition, the Company continues to strategically de-emphasize lower margin hardware-only sales in favor of bundled solutions that include higher-margin SaaS, software and services offerings.

•
Net loss was ($27.4 million), or ($0.50) per share, in the fourth quarter of 2016, compared to a net loss of ($14.4 million), or ($0.26) per share, in the fourth quarter of 2015. Net loss in the fourth quarter of 2016 includes a $11.5 million impairment charge related to the Company’s Enfora® hardware product line as the Company exits its Enfora standalone hardware business while focusing on the divestiture of its MiFi mobile broadband business, and $8.5 million of charges related to the Company’s 2015 acquisition activities and its current divestiture activities.

•	As of December 31, 2016, the Company had cash and cash equivalents of $9.9 million, declining from $17.2 million at September 30, 2016.

The Company also announced the following non-GAAP financial results for the fourth quarter of 2016. A reconciliation of these non-GAAP financial measures to the Company’s GAAP financial results is included in the tables accompanying this news release:

•
The Company’s overall non-GAAP gross margin increased to a record 39.9% in the fourth quarter of 2016, compared to 33.4% in the fourth quarter of 2015, as the Company continued its transition toward an improved mix of higher-margin IoT solutions with significant SaaS and recurring revenue components. Non-GAAP gross profit was $21.1 million in the fourth quarter of 2016, an increase of 2.4% compared to $20.6 million in the fourth quarter of 2015, as the Company’s transition to higher margin SaaS, software and services solutions enabled the Company to generate an increased non-GAAP gross profit despite a $10.9 million decline in hardware revenue.

•
Non-GAAP gross margin on SaaS, software and services increased to 69.5% in the fourth quarter of 2016, compared to 63.6% in the fourth quarter of 2015, primarily driven by revenues from high-margin SaaS and software solutions delivered by Ctrack as well as Inseego’s North American sales from its Eugene, Oregon operations.

•
Non-GAAP gross margin on hardware products increased to 28.2% in the fourth quarter of 2016, compared to 25.7% in the fourth quarter of 2015, primarily as a result of reduced sales of lower-margin legacy hardware products in the fourth quarter of 2016.

•
The Company’s Ctrack telematics solutions which include a mix of hardware, SaaS, software and services, generated non-GAAP gross margins of 64.5% in the fourth quarter of 2016, compared to 60.5% in the fourth quarter of 2015, continuing to drive the Company’s overall gross margin expansion.

•
Non-GAAP operating expenses decreased by 11.8% to $20.2 million in the fourth quarter of 2016, compared to $22.9 million in the fourth quarter of 2015, primarily due to restructuring initiatives undertaken during 2016 to improve the Company’s strategic focus on its most profitable business lines while de-prioritizing certain hardware-only product lines to non-carrier customers.

•
Adjusted EBITDA increased to $2.6 million in the fourth quarter of 2016, compared to ($0.1 million) in the fourth quarter of 2015, primarily due to the Company’s emphasis on growing SaaS, software and services revenue, while also rationalizing the costs associated with its hardware business in an effort to generate improved performance across multiple areas of the Company. Adjusted EBITDA contributed by Ctrack’s telematics solutions was $2.4 million in the fourth quarter of 2016 compared to $2.5 million in the fourth quarter of 2015.

•	Non-GAAP net loss for the fourth quarter of 2016 was ($2.8 million), or ($0.05) per share, compared to ($2.3 million), or ($0.04) per share, in the fourth quarter of 2015.
Other Key Metrics

	Q4-2016	Q3-2016	Q4-2015
Revenue
SaaS, Software and Services Revenue	$14.9 million	$14.8 million	$12.6 million
Non-GAAP Gross Margin	69.5%	67.3%	63.6%
Hardware Revenue	$38.0 million	$46.1 million	$48.9 million
Non-GAAP Gross Margin	28.2%	29.5%	25.7%
IoT Revenue(1)	$24.2 million	$23.1 million	$31.8 million
Non-GAAP Gross Margin	60.4%	58.5%	44.2%
MiFi Revenue(1)	$28.7 million	$37.8 million	$29.7 million
Non-GAAP Gross Margin	22.7%	26.5%	21.9%
Subscribers
Ctrack Fleet Subscribers	187,000	182,000	157,850
Ctrack Non-Fleet Subscribers	245,000	229,000	200,200
Inseego North America Subscribers (f/k/a FW Subscribers)	188,000	179,000	162,170
Total Consolidated Subscribers	620,000	590,000	520,220
_____________________________________________________

(1)
The Company currently places primary emphasis on its mix of SaaS, software and services revenues as compared to its hardware revenues. However, since the Company has historically reported its mix of MiFi (or mobile computing) revenues as compared to its IoT (or M2M) revenues, these metrics are presented as well. Commencing with the first quarter of 2017, the Company will no longer report its IoT and MiFi revenue metrics.
Divestiture of MiFi Mobile Broadband Business
On February 3, 2017, the Company announced that in connection with the proposed sale of its MiFi mobile broadband business, with its subsidiary, Novatel Wireless, Inc. (“Novatel Wireless”), to T.C.L. Industries Holdings (H.K.) Limited and Jade Ocean Global Limited (“Purchasers”, and together with the Company and Novatel Wireless, the “Parties”), the Parties voluntarily withdrew and re-filed the Joint Voluntary Notice (“JVN”) that they had previously submitted to the Committee on Foreign Investment in the United States (“CFIUS”) under the Defense Production Act of 1950 in order to provide additional time for CFIUS to evaluate possible terms of mitigation which would allow the transaction to be approved. Any proposed mitigation terms would also need to be approved by the Parties before CFIUS would approve the transaction.
On March 8, 2017, CFIUS informed the Parties that, with the conclusion of the 30-day period for reviewing the re-filed JVN, CFIUS is undertaking an investigation of the proposed transaction, to be completed no later than April 24, 2017. In the interim, the Company will continue to work cooperatively and diligently with CFIUS and the Purchasers in an effort to obtain approval.
First Quarter Outlook
The following statements are forward-looking and actual results may differ materially. Please see the section titled “Cautionary Note Regarding Forward-Looking Statements” at the end of this news release. A more detailed description of risks related to our business is included in the reports filed by the Company with the Securities and Exchange Commission (the “SEC”). Our guidance for the first quarter of 2017 reflects current business indicators and expectations as of the date of this news release, including current exchange rates for foreign currencies.
Given the pending divestiture of the Company’s MiFi mobile broadband business, the Company will not provide overall corporate guidance for the first quarter of 2017. However, in order to provide visibility into one of the Company’s key post-divestiture businesses, the Company is providing guidance as to Ctrack’s anticipated contribution the Company’s overall results for the first quarter of 2017, as follows:

Ctrack First Quarter 2017 Outlook
Revenue	$15.5 million - $17.5 million
Non-GAAP Gross Margin	60% - 65%
Adjusted EBITDA	$2.0 million - $3.0 million
Conference Call Information
Inseego will host a conference call and live webcast for analysts and investors today at 5:00 p.m. ET. To access the conference call:

•	In the United States, call 1-844-881-0135

•	International parties can access the call at 1-412-317-6727
Inseego will offer a live audio webcast of the conference call, which will be accessible from the “Investors” section of the Company’s website at investor.inseego.com. The webcast will be archived for a period of 90 days. An audio replay of the conference call will also be available beginning one hour after the call, through March 23, 2017. To hear the replay, parties in the United States may call 1-877-344-7529 and enter access code 10097513#. International parties may call 1-412-317-0088 and enter the same code.
About Inseego Corp.
Inseego Corp. (Nasdaq: INSG) is a leading global provider of software-as-a-service (SaaS) and solutions for the Internet of Things (IoT). The Company sells its telematics solutions under the Ctrack brand, including its fleet management, asset tracking and monitoring, stolen vehicle recovery, and usage-based insurance platforms. Inseego Corp. also sells business connectivity solutions and device management services. Inseego Corp. has over 30 years of experience providing customers with secure and insightful solutions and analytics, with approximately 620,000 global subscribers, including 187,000 fleet management subscribers. The Company is headquartered in San Diego, California. www.inseego.com Twitter @inseego

Cautionary Note Regarding Forward-Looking Statements
Some of the information presented in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In this context, forward-looking statements often address expected future business and financial performance and often contain words such as “may,” “estimate,” “anticipate,” “believe,” “expect,” “intend,” “plan,” “project,” “will” and similar words and phrases indicating future results. The information presented in this news release related to our outlook for the first quarter ending March 31, 2017 and our future business outlook, the future demand for our products, the expected timing and impact of anticipated divestiture and restructuring activities, prospects for CFIUS approval and satisfaction of other closing conditions related to the sale of the MiFi mobile broadband business, statements made by Sue Swenson, as well as other statements that are not purely statements of historical fact, are forward-looking in nature. These forward-looking statements are made on the basis of management's current expectations, assumptions, estimates and projections and are subject to significant risks and uncertainties that could cause actual results to differ materially from those anticipated in such forward-looking statements. We therefore cannot guarantee future results, performance or achievements. Actual results could differ materially from our expectations.
Factors that could cause actual results to differ materially from the Company’s expectations include (1) failure to obtain CFIUS approval, satisfy other closing conditions and complete the sale of the Company’s MiFi mobile broadband business in a timely manner on the terms previously approved by the Company’s stockholders, (2) the future demand for wireless broadband access to data and fleet management software and services, (3) the growth of wireless wide-area networking and fleet management software and services, (4) customer and end-user acceptance of the Company's current product and service offerings and market demand for the Company’s anticipated new product and service offerings, (5) increased competition and pricing pressure from participants in the markets in which the Company is engaged, (6) dependence on third party manufacturers and key component suppliers worldwide, (7) the success of the Company’s corporate development activities, including divestitures of lines of business that are not essential to the Company’s strategy, (8) unexpected liabilities or expenses, (9) the Company’s ability to introduce new products and services in a timely manner, (10) litigation, regulatory and IP developments related to our products or components of our products, (11) dependence on a small number of customers for a significant portion of the Company’s revenues and (12) the Company’s plans and expectations relating to acquisitions, divestitures, strategic relationships, international expansion, software and hardware developments, personnel matters and cost containment initiatives, including restructuring activities.
These factors, as well as other factors set forth as risk factors or otherwise described in the reports filed by the Company with the SEC (available at www.sec.gov), could cause actual results to differ materially from those expressed in the Company’s forward-looking statements. The Company assumes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future, except as otherwise required pursuant to applicable law and our on-going reporting obligations under the Securities Exchange Act of 1934, as amended.
Non-GAAP Financial Measures
Inseego Corp. has provided financial information in this news release that has not been prepared in accordance with GAAP. Non-GAAP gross profit, gross margin, operating expenses, adjusted EBITDA, net loss and net loss per share exclude restructuring charges, share-based compensation expense, amortization of the debt discount and debt issuance costs associated with the Company’s convertible notes, an impairment charge related to the Company’s abandoned Enfora hardware product line as the Company exits its Enfora standalone hardware business, a legal settlement in September 2016 related to the Company’s hardware products, and charges related to the Company’s acquisition and divestiture activities. Adjusted EBITDA also excludes interest, taxes, depreciation and amortization (unrelated to acquisitions and the convertible notes), and foreign currency transaction gains and losses.
Non-GAAP gross profit, gross margin, operating expenses, adjusted EBITDA, net loss and net loss per share are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. These non-GAAP financial measures have limitations as an analytical tool and are not intended to be used in isolation or as a substitute for gross profit, gross margin, operating expenses, net loss, net loss per share or any other performance measure determined in accordance with GAAP. We present non-GAAP gross profit, gross margin, operating expenses, adjusted EBITDA, net loss and net loss per share because we consider each to be an important supplemental measure of our performance.
Management uses these non-GAAP financial measures to make operational decisions, evaluate the Company's performance, prepare forecasts and determine compensation. Further, management believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing the Company’s performance when planning, forecasting and analyzing future periods. Share-based compensation expenses are expected to vary depending on the number of new grants issued to both current and new employees, the number of grants forfeited by former employees, and changes in the Company’s stock price, stock market volatility, expected option term and risk-free interest rates, all of which are difficult to estimate. In calculating non-GAAP gross profit, gross margin, operating expenses, adjusted EBITDA, net loss and net loss per share, management excludes certain non-cash and one-time items in order to facilitate comparability of the Company’s operating performance on a period-to-period basis because such expenses are not, in management's view, related to the Company's ongoing operating performance. Management uses this view of the Company’s operating performance for purposes of comparison with its business plan and individual operating budgets and in the allocation of resources.
The Company further believes that these non-GAAP financial measures are useful to investors in providing greater transparency to the information used by management in its operational decision-making. The Company believes that the use of non-GAAP gross profit, gross margin, operating expenses, adjusted EBITDA, net loss and net loss per share also facilitates a comparison of our underlying operating performance with that of other companies in our industry, which use similar non-GAAP financial measures to supplement their GAAP results.
In the future, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items in the presentation of our non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Investors and potential investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. The limitations of relying on non-GAAP financial measures include, but are not limited to, the fact that other companies, including other companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting their usefulness as a comparative tool.
Investors and potential investors are encouraged to review the reconciliation of our non-GAAP financial measures contained within this news release with our GAAP financial results.

(C) 2017 Inseego Corp. All rights reserved. The Inseego, Ctrack, FW, Novatel Wireless and Enfora names and logos are trademarks of Inseego Corp.

###

Inseego Corp.
Media Relations Contact:

Diana Hoogbruin
(858) 812-0659
diana.hoogbruin@inseego.com

Investor Relations Contact:

Michael Sklansky
(858) 431-0792
michael.sklansky@inseego.com

INSEEGO CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Net revenues:
Hardware	$37,973	$48,949	$187,375	$203,281
SaaS, software and services	14,946	12,564	56,180	17,661
Total net revenues	52,919	61,513	243,555	220,942
Cost of net revenues:
Hardware	27,541	38,062	136,936	153,815
SaaS, software and services	4,855	6,923	18,751	8,174
Impairment of abandoned product line	11,540	—	11,540	—
Total cost of net revenues	43,936	44,985	167,227	161,989
Gross profit	8,983	16,528	76,328	58,953
Operating costs and expenses:
Research and development	6,407	7,311	30,655	35,446
Sales and marketing	5,720	8,496	29,782	20,899
General and administrative	17,643	10,990	52,387	34,452
Amortization of purchased intangible assets	1,015	1,030	3,927	2,126
Impairment of purchased intangible assets	—	—	2,594	—
Restructuring charges, net of recoveries	302	3,032	1,987	3,821
Total operating costs and expenses	31,087	30,859	121,332	96,744
Operating loss	(22,104)	(14,331)	(45,004)	(37,791)
Other income (expense):
Non-cash change in acquisition-related escrow	—	2,031	—	(8,286)
Interest expense, net	(3,885)	(3,845)	(15,597)	(7,164)
Other income (expense), net	(572)	1,786	414	1,128
Loss before income taxes	(26,561)	(14,359)	(60,187)	(52,113)
Income tax provision	859	42	381	181
Net loss	(27,420)	(14,401)	(60,568)	(52,294)
Less: Net loss (income) attributable to noncontrolling interests	19	8	(5)	8
Net loss attributable to Inseego Corp.	$(27,401)	$(14,393)	$(60,573)	$(52,286)

Per share data:
Net loss per share:
Basic and diluted	$(0.50)	$(0.26)	$(1.12)	$(0.99)
Weighted-average shares used in computation of net loss per share:
Basic and diluted	54,919,806	56,088,511	53,911,270	52,767,230

INSEEGO CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31, 2016	December 31, 2015
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$9,894	$12,570
Accounts receivable, net	22,203	35,263
Short-term investments	—	1,267
Inventories, net	31,142	55,837
Prepaid expenses and other	5,208	6,039
Total current assets	68,447	110,976
Property, plant and equipment, net	8,392	8,812
Rental assets, net	7,003	6,155
Intangible assets, net	40,283	43,089
Goodwill	34,428	29,520
Other assets	163	201
Total assets	$158,716	$198,753
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$31,242	$35,286
Accrued expenses and other current liabilities	27,897	25,613
DigiCore bank facilities	3,238	3,313
Total current liabilities	62,377	64,212
Long-term liabilities:
Convertible senior notes, net	90,908	82,461
Revolving credit facility	—	—
Deferred tax liabilities, net	4,439	3,475
Other long-term liabilities	18,719	18,142
Total liabilities	176,443	168,290
Stockholders’ equity (deficit):
Common stock	54	53
Additional paid-in capital	507,616	502,337
Accumulated other comprehensive loss	(1,409)	(8,507)
Accumulated deficit	(524,024)	(463,451)
Total stockholders’ equity (deficit) attributable to Inseego Corp.	(17,763)	30,432
Noncontrolling interests	36	31
Total stockholders’ equity (deficit)	(17,727)	30,463
Total liabilities and stockholders’ equity (deficit)	$158,716	$198,753

INSEEGO CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Cash flows from operating activities:
Net loss	$(27,420)	$(14,401)	$(60,568)	$(52,294)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,217	3,839	14,053	8,323
Amortization of acquisition-related inventory step-up	—	3,332	1,829	4,097
Loss on impairment of purchased intangible assets	—	—	2,594	—
Provision for bad debts, net of recoveries	1,040	360	1,136	422
Loss on impairment of abandoned product line	11,540	—	11,540	—
Provision for excess and obsolete inventory	677	233	3,257	1,043
Share-based compensation expense	1,151	3,123	4,588	6,350
Amortization of debt discount and debt issuance costs	2,112	2,111	8,447	4,692
Gain on divestiture and sale of other assets, net of loss on disposal of assets	(452)	(50)	(4,742)	(50)
Non-cash change in acquisition-related escrow	—	(2,031)	—	8,286
Deferred income taxes	931	106	196	106
Non-cash equity earn-out compensation expense	5,804	—	7,913	—
Unrealized foreign currency transaction loss (gain), net	475	(1,298)	3,513	(1,298)
Other	(2,022)	225	(1,839)	225
Changes in assets and liabilities, net of effects from acquisitions and divestiture:
Accounts receivable	1,735	11,424	11,616	4,760
Inventories	(6,916)	(9,999)	(3,159)	(3,960)
Prepaid expenses and other assets	7,055	3,257	869	2,683
Accounts payable	(748)	2,681	(7,825)	(11,187)
Accrued expenses, income taxes, and other	(4,809)	(3,551)	3	866
Net cash used in operating activities	(6,630)	(639)	(6,579)	(26,936)
Cash flows from investing activities:
Acquisition-related escrow	—	79,999	—	(8,275)
Acquisitions, net of cash acquired	—	(76,928)	(3,750)	(85,991)
Purchases of property, plant and equipment	(564)	(979)	(1,439)	(1,975)
Proceeds from the sale of property, plant and equipment	237	46	629	46
Proceeds from the sale of divested assets	—	—	11,300	—
Purchases of intangible assets and additions to capitalized software development costs	(823)	(933)	(2,915)	(1,157)
Proceeds from the sale of short-term investments	—	265	1,210	265
Net cash provided by (used in) investing activities	(1,150)	1,470	5,035	(97,087)
Cash flows from financing activities:
Gross proceeds from the issuance of convertible senior notes	—	—	—	120,000
Payment of issuance costs related to convertible senior notes	—	(387)	—	(3,927)
Proceeds from the exercise of warrant to purchase common stock	—	—	—	8,644
Net borrowings from (repayments of) DigiCore bank facilities	125	1,581	(840)	1,581
Net repayments of revolving credit facility	—	—	—	(5,158)
Payoff of acquisition-related assumed liabilities	—	—	—	(2,633)
Principal payments under capital lease obligations	(181)	(288)	(903)	(288)
Principal payments on mortgage bond	(65)	(59)	(240)	(59)
Proceeds from stock option exercises and employee stock purchase plan, net of taxes paid on vested restricted stock units	324	750	692	1,007
Net cash provided by (used in) financing activities	203	1,597	(1,291)	119,167
Effect of exchange rates on cash and cash equivalents	306	(77)	159	(427)
Net increase (decrease) in cash and cash equivalents	(7,271)	2,351	(2,676)	(5,283)
Cash and cash equivalents, beginning of period	17,165	10,219	12,570	17,853
Cash and cash equivalents, end of period	$9,894	$12,570	$9,894	$12,570

INSEEGO CORP.
Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss)
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31, 2016		Year Ended December 31, 2016
	Net Income (Loss)	Income (Loss) Per Share	Net Income (Loss)	Income (Loss) Per Share
GAAP net loss	$(27,420)	$(0.50)	$(60,568)	$(1.12)
Adjustments:
Share-based compensation expense(a)	1,151	0.02	4,588	0.09
Purchased intangibles amortization(b)	1,533	0.03	6,049	0.11
Acquisition- and divestiture-related charges(c)	8,467	0.15	17,870	0.33
Convertible senior notes discount and issuance costs amortization	2,112	0.04	8,447	0.15
Restructuring charges	302	0.01	1,987	0.04
Legal settlement(d)	—	—	2,800	0.05
Impairment on abandoned product line(e)	11,540	0.21	11,540	0.21
Gain on divestiture of certain hardware modules and related assets	(488)	(0.01)	(4,988)	(0.09)
Non-GAAP net loss	$(2,803)	$(0.05)	$(12,275)	$(0.23)

(a)	Includes share-based compensation expense recorded under ASC Topic 718.

(b)	Includes amortization of intangible assets purchased through acquisitions.

(c)
Includes professional fees, including legal, due diligence and other related charges for acquisitions and divestitures, as well as the amortization of the step-up to fair value of finished goods acquired through acquisitions, non-cash equity earn-out compensation and impairment charges primarily related to certain developed technologies acquired with FW.

(d)	Includes a legal settlement entered into by the Company in September 2016 in connection with a breach of contract claim related to its hardware products.

(e)	Includes an impairment charge for the Company’s abandoned Enfora hardware product line.

See “Non-GAAP Financial Measures” for information regarding our use of Non-GAAP financial measures.

INSEEGO CORP.
Reconciliation of GAAP Operating Costs and Expenses to Non-GAAP Operating Costs and Expenses
Three Months Ended December 31, 2016
(In thousands)
(Unaudited)

	GAAP	Share-based compensation expense (a)	Purchased intangibles amortization (b)	Restructuring charges	Impairment of abandoned product line (c)	Acquisition- and divestiture-related charges (d)	Non-GAAP
Cost of net revenues	$43,936	$79	$518	$—	$11,540	$—	$31,799
Operating costs and expenses:
Research and development	6,407	206	—	—	—	—	6,201
Sales and marketing	5,720	114	—	—	—	—	5,606
General and administrative	17,643	752	—	—	—	8,467	8,424
Amortization of purchased intangible assets	1,015	—	1,015	—	—	—	—
Restructuring charges	302	—	—	302	—	—	—
Total operating costs and expenses	$31,087	1,072	1,015	302	—	8,467	$20,231
Total		$1,151	$1,533	$302	$11,540	$8,467

(a)	Includes share-based compensation expense recorded under ASC Topic 718.

(b)	Includes amortization of intangible assets purchased through acquisitions.

(c)	Includes an impairment charge for the Company’s abandoned Enfora hardware product line.

(d)	Includes professional fees, including legal, due diligence and other related charges for acquisitions and divestitures, as well as non-cash equity earn-out compensation.

See “Non-GAAP Financial Measures” for information regarding our use of Non-GAAP financial measures.

INSEEGO CORP.
Reconciliation of GAAP Operating Costs and Expenses to Non-GAAP Operating Costs and Expenses
Year Ended December 31, 2016
(In thousands)
(Unaudited)

	GAAP	Share-based compensation expense (a)	Purchased intangibles amortization (b)	Restructuring charges	Legal settlement (c)	Impairment of abandoned product line (d)	Acquisition- and divestiture-related charges (e)	Non-GAAP
Cost of net revenues	$167,227	$235	$2,122	$—	$—	$11,540	$1,829	$151,501
Operating costs and expenses:
Research and development	30,655	868	—	—	—	—	—	29,787
Sales and marketing	29,782	707	—	—	—	—	—	29,075
General and administrative	52,387	2,778	—	—	2,800	—	13,447	33,362
Amortization of purchased intangible assets	3,927	—	3,927	—	—	—	—	—
Impairment of purchased intangible assets	2,594	—	—	—	—	—	2,594	—
Restructuring charges	1,987	—	—	1,987	—	—	—	—
Total operating costs and expenses	$121,332	4,353	3,927	1,987	2,800	—	16,041	$92,224
Total		$4,588	$6,049	$1,987	$2,800	$11,540	$17,870

(a)	Includes share-based compensation expense recorded under ASC Topic 718.

(b)	Includes amortization of intangible assets purchased through acquisitions.

(c)	Includes a legal settlement entered into by the Company in September 2016 in connection with a breach of contract claim related to its hardware products.

(d)	Includes an impairment charge for the Company’s abandoned Enfora hardware product line.

(e)
Includes professional fees, including legal, due diligence and other related charges for acquisitions and divestitures, as well as the amortization of the step-up to fair value of finished goods acquired through acquisitions, non-cash equity earn-out compensation and impairment charges primarily related to certain developed technologies acquired with FW.

See “Non-GAAP Financial Measures” for information regarding our use of Non-GAAP financial measures.

INSEEGO CORP.
Reconciliation of GAAP Loss before Income Taxes to Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended December 31, 2016	Year Ended December 31, 2016
Loss before income taxes	$(26,561)	$(60,187)
Depreciation and amortization(a)	3,217	14,053
Share-based compensation expense(b)	1,151	4,588
Restructuring charges	302	1,987
Legal settlement(c)	—	2,800
Impairment of abandoned product line(d)	11,540	11,540
Acquisition- and divestiture-related charges(e)	8,467	17,870
Interest expense, net(f)	3,885	15,597
Other expense (income), net(g)	572	(414)
Adjusted EBITDA	$2,573	$7,834

(a)	Includes depreciation and amortization charges, including amortization of intangible assets purchased through acquisitions.

(b)	Includes share-based compensation expense recorded under ASC Topic 718.

(c)	Includes a legal settlement entered into by the Company in September 2016 in connection with a breach of contract claim related to its hardware products.

(d)	Includes an impairment charge for the Company’s abandoned Enfora hardware product line.

(e)
Includes professional fees, including legal, due diligence and other related charges for acquisitions and divestitures, as well as the amortization of the step-up to fair value of finished goods acquired through acquisitions, non-cash equity earn-out compensation and impairment charges primarily related to certain developed technologies acquired with FW.

(f)	Includes the amortization of the convertible senior notes discount and issuance costs.

(g)
Primarily includes the gain on the Company’s sale of certain hardware modules and related assets and unrealized foreign currency losses on outstanding intercompany loans between Ctrack and certain of its wholly-owned foreign subsidiaries, which are re-measured at each reporting period.

See “Non-GAAP Financial Measures” for information regarding our use of Non-GAAP financial measures.